Exhibit 10.38

IMS HEALTH LIMITED
STATEMENT OF TERMS & CONDITIONS OF EMPLOYMENT

15th July 2003

Mr Alistair Grenfell
[REDACTED]

This statement sets out or refers to other documents which detail the principal terms and conditions of employment under which IMS HEALTH LIMITED, hereafter referred to as 'the Company', employs you, ALISTAIR GRENFELL.

1COMMENCEMENT OF EMPLOYMENT
This new Statement of Terms and Conditions of Employment Is effective from 1st July 2003. Your service with the company is continuous from 7th October 1996.
2JOB TITLE
Your job title will be Sales Director and you will report to Peter Hayward, Country Manager, UK & Ireland. This title does not define or limit the scope of your employment. The Company might reasonably require you to perform other duties from time to time. This job is currently assessed at Pinner Job Level [REDACTED].
3COLLECTIVE AGREEMENT
There is no collective agreement in force which affects the terms and conditions of your employment with the Company.
4LOCATION
Your initial place of work will be 107 Marsh Road, Pinner, Middlesex, HAS 5HQ. However, you may be required to transfer to another location having received due notice.
5REMUNERATION
Your salary will be paid at the rate of £[REDACTED] per annum. Salaries are paid monthly in arrears by credit transfer at the rate of 1/12th of the annual salary each month. Payment will not normally be made later than the last working day of each month.
Salaries are normally reviewed on 1st January of each year. Your next review will be on 1st January 2004.
6COMPANY CAR
You will be eligible for the use of a Company car, which will be taxed, Insured and maintained by the Company. The Company will reimburse you for business and personal mileage.
7PRIVATE HEALTH CARE SCHEME
You will be entitled to company-paid private healthcare cover for you and your family.
8HOURS OF WORK
The normal contractual hours of work are a 35 hour week from 9.00am to 5.00pm each day, Monday to Friday with one hour for lunch taken between 12.00 noon and 2.00pm each day.

You may also be required to work additional hours in accordance with the reasonable demands of the Company and the needs of the business. The Company also reserves the right to alter or vary your hours as required.
You will not be entitled to overtime payments.
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IMS HEALTH LIMITED
STATEMENT OF TERMS & CONDITIONS OF EMPLOYMENT

9HOLIDAY ENTITLEMENT
The holiday year runs from 1st January to 31st December each year. A full year's holiday entitlement is 25 days on commencement and increases with service. The Company reserves the right to set the dates of up to 5 of those days. All holiday entitlement is paid. Holiday entitlement not taken within the holiday year cannot be carried over to the next holiday year. The entitlement is in addition to any statutory and/or public holidays recognised by the Company. Your holiday entitlement will continue as currently.

Details of the conditions relating to holidays, Public holidays and holiday pay are contained within your Employee Handbook.
10ABSENCE REPORTING PROCEDURES AND SICK PAY
Details of the procedure that you must follow if for any reason you are unable to attend work are contained within your Employee Handbook.
No salary is paid for unauthorised absence from work, The terms and conditions relating to absence due to either sickness or injury and sick pay, including Statutory Sick Pay and Company Sick Pay, are outlined In your Employee Handbook.
11COMPANY RULES, DISCIPLINARY AND GRIEVANCE PROCEDURES
These are outlined in your Employee Handbook and do not form part of your contract of employment. Any grievance issue you may have, In the first instance, should be communicated to your manager or the Human Resources Department.
12RESTRICTIVE COVENANTS AND CONFIDENTIAL INFORMATION
Please refer to the restrictive covenant dated 22nd April 2003.
13HEALTH AND SAFETY
Under the Health and Safety at Work Act (1974) responsibility for health and safety extends to individual members of staff, both for their own safety and that of their colleagues and visitors. Any accidents must be reported in the Accident Book immediately. The Company's policy on Health and Safety will be provided in your Induction pack and is outlined in your Employee Handbook,
14NOTICE PERIOD
You are required to give the Company twelve weeks' written notice of your intention to terminate your employment. Similarly, the Company will give you twelve weeks' written notice.
15GARDEN LEAVE
The Company reserves the right to require you not to attend work during any period of notice. Where the Company requires you to remain away from work during your notice period, which is given by you or the Company, you will be required to comply with any conditions laid down by the Company. During this time you will continue to receive your normal salary and benefits of employment. You will not be permitted to work for any other person, firm, client, corporation or on your own behalf without the Company's prior written permission. You will not during this period be entitled to access any Company premises or data without prior permission from your manager. You will be required to ensure that you are available at all times during this period at the request of the Company.
This statement sets out the main terms and conditions upon which you are employed. They are in accordance with and subject to the terms of:

The Employee Handbook
The rules of the Company Pension Scheme The Company Policy on Business Conduct

Signed on behalf of the Company:     /s/ M. Muray
Position: Human Resources Officer Date: 15/7/03
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IMS HEALTH LIMITED
STATEMENT OF TERMS & CONDITIONS OF EMPLOYMENT

ACCEPTANCE
I acknowledge receipt of a copy of this written statement, and agree that the terms set out in it are fully understood, correct and agreed.
Signed: /s/ Alistair Grenfell            Date: 15/7/03
Full Name in block capitals: ALISTAIR R. GRENFELL

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The Alba Campus
Rosebank
Livingston
West Lothian, EH54 7EG
iqvia.com
Strictly Private & Confidential
Alistair Grenfell
[REDACTED]

13 January 2026

Dear Alistair,

TRANSFER

We are delighted to confirm your transfer to the position of President, Commercial Solutions, at grade [REDACTED], with effect from 31 December 2025 and that your reference salary (also known as base salary) is £ 638,080 per year.
You will be required to carry out all tasks associated with your new role or otherwise reasonably assigned to you. A role summary is available from your line manager or by raising a Human Resources VIA ticket.
PLACE OF WORK
Your company location will be The Point, 37 North Wharf Rd, Paddington, London, W2 1AF, United Kingdom.
You are required to make arrangements for your post to be forwarded as necessary. In line with your current contract of employment, you may be required to work at any other location as we may reasonably decide. You may be required to travel and work either within the UK or abroad at any other location where the Company or any Group Company or a customer or client of the Company conducts business. You will not be required to work outside the UK for any continuous period of more than one month.
NOTICE PERIOD
The contractual notice period required in this post is 6 months, and this must be in writing by either party in order to terminate employment.
CAR BENEFIT
We are pleased to confirm that you are eligible to receive an annual car allowance of £13,950. The terms of your eligibility, and details of the car allowance scheme, are set out in the Company’s Car Allowance Policy, which can be located on the company intranet.
BONUS
You are also eligible to participate in a bonus scheme, and your bonus target percentage is 125%. Please note that bonus scheme eligibility and target percentage, are all based on your role and the rules of any relevant bonus scheme. The rules, criteria, and targets of any bonus or commission scheme plans may be changed, and we may replace or withdraw any such scheme at any time. The decision to make a payment, and the amount of any payment under any bonus or commission scheme, will be completely at the Company's discretion.

PENSION CONTRIBUTIONS
If you are a member of the Company's pension scheme, the contribution percentage you selected will remain unchanged and will be applied automatically to your new reference salary, causing the contribution amount to change.
All other terms and conditions of employment will remain unchanged.
There is no need to confirm acceptance of these changes. If you have any queries please contact your manager or raise a Human Resources VIA ticket.
We would like to thank you for your continued contribution as we move healthcare forward. Together.

Kind Regards,
HR Shared Services

Employee ID: [REDACTED]
Supervisor ID: [REDACTED]
Registered in England & Wales No: 03022416. Registered Office: 3 Forbury Place, 23 Forbury Road, Reading, United Kingdom RG1 3JH